Exhibit 16.1

March 24, 2017	Grant Thornton LLP 1717 Main Street, Suite 1800 Dallas, TX 75201-9436 T214.561.2300 F214.561.2370 GrantThornton.com linkd.in/GrantThorntonUS
U.S. Securities and Exchange Commission	twitter.com/GrantThorntonUS

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	U.S. Concrete, Inc.

File No. 001-34530

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of U.S. Concrete, Inc. dated March 24, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.